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                                                                     Exhibit 2.2

                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT

         This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of October 11, 2002 by and among PCI Holding Corp., a Delaware corporation ("PCI Holding"), PCI-A Holding Corp., a Delaware corporation ("PCI-A Holding") and Chemed Corporation, a Delaware corporation ("Seller"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Original Agreement (as defined below).

                                    RECITALS

     A. PCI Holding and Seller entered into a Stock Purchase Agreement dated as of May 8, 2002 (the "Original Agreement").

     B. Pursuant to Section 12.14 of the Original Agreement, the Original Agreement may be amended, modified, altered or supplemented by means of a written instrument executed on behalf of both PCI Holding and the Seller.

     C. PCI Holding and the Seller desire to amend the Original Agreement as set forth below.

                                    AGREEMENT

         In consideration of the foregoing premises, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, PCI Holding and Seller agree as follows:

     1.  Amendment.

         1.1 The preamble of the Original Agreement is hereby amended and restated in its entirety as follows:

                "THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of May 8, 2002, by and between PCI Holding Corp., a Delaware corporation ("PCI HOLDING"), PCI-A Holding Corp., a Delaware corporation ("PCI-A HOLDING", and collectively with PCI Holding, "PURCHASER"), and Chemed Corporation, a Delaware corporation ("SELLER"). Certain capitalized terms used in this Agreement are defined on EXHIBIT A."

         1.2 Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

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                "1.1 SALE AND PURCHASE OF THE ACQUIRED STOCK. At the Closing (as
                defined in Section 2.1 hereof), subject to and in accordance with the terms hereof, (i) Seller shall cause Patient Care, Inc., a Delaware corporation and wholly-owned subsidiary of Seller ("Patient Care"), to sell to PCI Holding, and PCI Holding shall purchase from Patient Care, all of the issued and outstanding Capital Stock of National Home Care, Inc., a New
                York corporation and wholly-owned subsidiary of Patient Care ("NHC"), and (ii) Seller shall sell to PCI-A Holding, and PCI-A Holding shall purchase from Seller, all of the issued and outstanding Acquired Stock other than NHC."

         1.3 Section 1.2 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

                "1.2 PURCHASE PRICE. The purchase price payable by Purchaser for the Acquired Stock (the "PURCHASE PRICE") shall be an aggregate of Seventy Million Dollars ($70,000,000), which shall be payable by the respective Purchaser entities as set forth in Section 1.3 below and subject to adjustment as set forth herein."

         1.4 The first sentence of Section 1.3 of the Original Agreement shall be amended and restated in its entirety to read as follows:

                "The Purchase Price shall be paid at the Closing as follows: (a) PCI Holding shall pay to Seller an amount equal to $7,000,000, by wire transfer of immediately available funds to an account designated by Seller; (b) PCI Holding shall deliver to Seller a Senior Subordinated Promissory Note in the principal amount of $12,500,000, in substantially the form attached hereto as Exhibit D; (c) PCI Holding shall deliver to Seller a Common Stock Purchase Warrant for the purchase of up to 112,845 shares of the common stock of PCI Holding, in substantially the form attached hereto as Exhibit E, (d) PCI-A Holding shall pay to Seller an amount equal to $45,500,000, by wire transfer of immediately available funds to an account designated by Seller; and (e) PCI Holding shall deposit $1,500,000 and PCI-A Holding shall deposit $3,500,000 (collectively, the "Indemnity Escrow Amount") with the Escrow Agent to be used to satisfy any liabilities governed by Section 10.4."

         1.5 A new Section 8.7 shall be inserted into the Original Agreement to read in its entirety as follows:

                "8.7 Representations and Warranties of PCI-A Holding. The representations and warranties set forth in Section 4 shall be accurate in all material respects as of the Closing Date with respect to PCI-A Holding."

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         1.6    "PCI Holding" shall be substituted for all references to
"Purchaser" in Section 4 and Section 8.1 of the Original Agreement and references to the representations and warranties of "Purchaser" set forth in 9.1(e) of the Original Agreement shall hereinafter be deemed to refer to the representations and warranties of PCI Holding; all references to "Purchaser" in Sections 8.5(a) and 8.5(b) of the Original Agreement shall hereinafter be deemed to refer to each of PCI Holding and PCI-A Holding; and the rights of Purchaser contained in Section 10 of the Original Agreement shall apply to PCI Holding and PCI-A Holding collectively, without affecting anything contained therein, including, without limitation, the aggregate Threshold Amount, the limitation of liability contained in Section 10.2(c) or the Tax indemnification obligations contained in Section 10.3.

         1.7 PCI Holding and PCI-A Holding hereby agree that any distribution of payments to Purchaser pursuant to Section 1.4 of the Original Agreement or
Section 1.9 of this Amendment shall be allocated thirty percent (30%) to PCI Holding and seventy percent (70%) to PCI-A Holding. PCI Holding and PCI-A Holding hereby acknowledge and agree that to the extent that any claims submitted to the Escrow Agent for satisfaction pursuant to Section 10.4 of the Original Agreement exceed the aggregate Indemnity Escrow Amount, PCI Holding and PCI-A Holding shall resolve as among themselves the distribution and allocation of the Indemnity Escrow Amount.

         1.8 Section 7.6(k) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

                "7.6(k) audited financial statements for each of the Acquired Companies for 1999, 2000 and 2001 together with the period January 1 - June 30, 2002;"

         1.9 The parties hereby acknowledge that the matters set forth on the Priority Care Schedule to the Original Agreement, as amended through the Closing Date, showing an aggregate exposure of $769,042.77 (the "Priority Care Claim Amount"), has caused Section 7.10 of the Original Agreement, "Priority Care Settlement," to not be satisfied to Purchaser's satisfaction as of the Closing Date. The parties hereby agree that the Priority Care Claim Amount constitutes an indemnifiable claim pursuant to Section 10.4 of the Original Agreement, and to the extent the Priority Care Claim Amount is satisfied to Purchaser's satisfaction on or prior to September 11, 2004 (the "Escrow Release Date"), upon receipt of a Claims Notice (as defined in the Escrow Agreement) for such amount under the Escrow Agreement from Purchaser by the Escrow Agent with a copy to Seller, the Escrow Agent shall promptly release the full amount of the Priority Care Claim Amount at the time outstanding to Purchaser; provided, that in the event the Priority Care Claim is not satisfied by the Escrow Release Date, the parties hereby agree to leave in the Escrow Account sufficient funds to satisfy the Priority Care Claim pursuant to the provisions of this Section 1.9 until such time as the parties mutually determine. In the event that at any time there are insufficient funds available held by Escrow Agent to

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satisfy such Claims Notice, Seller shall immediately forward good funds for the amount shown on such Claims Notice to Purchaser.

     2. Allocation of Purchaser Rights and Responsibilities. PCI Holding and Seller hereby agree that, until written notice has been provided to Seller by PCI-Holding, PCI-A Holding shall act as agent and attorney-in-fact for PCI Holding in connection with any matters arising under or in connection with the Original Agreement, as amended hereby, including, without limitation, with respect to waiving any pre-closing covenants contained in Section 5 of the Original Agreement or any closing conditions contained in Sections 7 of the Original Agreement.

     3. Applicable Law. This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

     4. Amendment Limited. Except as provided herein, each of the provisions of the Original Agreement shall remain in full force and effect following the execution of this Amendment.

     5. Counterparts. This Amendment may be executed in any number of counterparts (including counterparts executed and delivered by facsimile, which shall be treated as counterparts executed and delivered manually), all of which taken together shall constitute one and the same instrument.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first written above.

                                  PCI HOLDING CORP.



                                  By:    /s/ Alison K. Gilligan
                                     -------------------------------------------

                                  Name:  Alison K. Gilligan
                                       -----------------------------------------

                                  Title: EVP-Secretary
                                        ----------------------------------------


                                  PCI-A HOLDING CORP.



                                  By:    /s/ Alison K. Gilligan
                                     -------------------------------------------

                                  Name:  Alison K. Gilligan
                                       -----------------------------------------

                                  Title: EVP-Secretary
                                        ----------------------------------------


                                  CHEMED CORPORATION



                                  By:     /s/ Timothy S. O'Toole
                                     -------------------------------------------

                                  Name:   Timothy S. O'Toole
                                       -----------------------------------------

                                  Title:  Executive Vice President & Treasurer
                                        ----------------------------------------

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